Exhibit 10.6
CirTran Corporation
Form 10-KSB

              ASSIGNMENT OF LOAN AND LOAN DOCUMENTS
                    (Circuit Technology Loan)

     This ASSIGNMENT OF LOAN AND LOAN DOCUMENTS (the Assignment") is made as of May 1, 2000, by and between IMPERIAL BANK, a California banking corporation (the Assignor) and ABACAS
VENTURES, INC.  a Delaware corporation (the "Assignee").

                            RECITALS:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, bargain, sell, assign, and transfer to Assignee, its successors and assigns, without warranty or recourse, all right, title and interest of Assignor in and to the following (collectively, the Property"):

          A. That certain Security and Loan Agreement (Accounts Receivable and/or Inventory), executed April 6, 1998, as supplemented by that certain Addendum to Security and Loan Agreement, dated effective April 6, 1998, each by and between Assignor and Borrower (the "Loan Agreement"), which Loan Agreement evidences and governs the loan from Assignor to Circuit Technology, Inc., a Utah corporation ("Borrower") in the original principal amount of up to Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000)(the "Loan").

          B.   That certain Corporate Resolution Regarding
     Credit, dated April 6, 1998, executed by each of Iehab
     Hawatmeh and Sidney Coward, on behalf of Borrower, for and in favor of the Assignor ("Resolution").

          C. That certain General Security Agreement (Tangible and Intangible Personal Property), dated April 6, 1998, from
     Borrower, as debtor, to Assignor, as secured party (the
     "Security Agreement").

          D. The certain Form UCC-1 Financing Statement filed with the Utah Department of Commerce, Division of Corporations and Commercial Code on May 6, 1998 as File No.
     98-604016 (the "Utah Financing Statement").

          E. That certain Form UCC-1 Financing Statement filed with the Colorado Secretary of State-UCC Division on March
     24, 1999 as File No. 19992016402 M (the Colorado Financing
     Statement").

          F. The following subordination and intercreditor agreements pertaining to the security interest of the Security Agreement: (i) Subordination Agreement (Personal Property Liens, Etc.), dated April 10, 1998, whereby Assignor subordinates its lien to the lien of Wells Fargo Equipment Finance, Inc., as to certain enumerated equipment;
     (ii) Subordination and Intercreditor Agreement, dated April 6, 1998, whereby John Laporta, an individual, subordinates his lien to the lien of Assignor; (iii) Inter-creditor Agreement, dated April 6, 1998, whereby Bankers Leasing Association, Inc. subordinates its lien to the lien of the Assignor; and (iv) Subordination and Intercreditor Agreement, dated April 6, 1998, whereby Utah Technology Finance Corp., Inc. subordinates its lien to the lien of Assignor (collectively herein the `Subordination Agreements").

          G. Each of those three Continuing Guarantees executed by each of Raed S. Hawatmeh, Iehab Hawatmeh and Roger Z. Kokozyon, whereby such persons agreed to unconditionally guaranty Borrower's obligations to Assignor with regard to the Loan (collectively, the "Guaranties").

          H. That certain General Security Agreement (tangible and Intangible Personal Property) and certain related documents, dated March 3, 1999, from Iehab Hawatmeh, as debtor, to

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Assignor, as secured party (the "Guarantor Security Agreement"), whereby Iehab Hawatmeh, in his capacity as guarantor of the Loan, pledged his right, title and interest in and to 200,000 common shares of Chequemate International, Inc. to Assignor, together with all irrevocable stock powers executed in connection therewith.

          I.   That certain Federal Reserve Form U-1 from Iehab
     Hawatmeh to Assignor, dated March 2, 1999 ("Form U-1").

          J.   That certain First Amendment to Security and Loan
     Agreement and Addendum to Security and Loan Agreement and
     Waiver (the "First Amendment").

          K. The Loan Agreement, Resolution, Security Agreement, Utah Financing Statement, Colorado Financing Statement, Guaranties, Guarantor Security Agreement, Subordination Agreement, Form U-1 and First Amendment the foregoing documents, instruments and agreements have been modified by the First Amendment, and all other documents related to the Loan are referred to herein as the "Loan Documents."


     In accordance with that certain Purchase Agreement (Circuit Technology Loan) of even date herewith ("Purchase Agreement"), by and between Assignor and Assignee, Assignee has agreed to pay $1,100,000.00 to Assignor on the date hereof, and will pay an additional $100,000.00 to Assignor on May 15, 2000. To secure Assignee's obligations to pay the deferred purchase price to Assignee, Assignor has granted a lien and security interest to Assignee in and to the Loan and the Loan Documents pursuant to that certain Pledge and Security Agreement (Circuit Technology
Loan) of even date herewith (the "Pledge Agreement"). Pursuant thereto and notwithstanding this Assignment, Assignor shall retain possession of the originals of the Loan Documents. Assignor agrees to deliver the originals of the Loan Documents to Assignee upon full payment of the $100,000.00 and all other obligations of Assignee to Assignor, in accordance with the Pledge Agreement. Assignor further agrees that thereupon it shall deliver to Assignee, upon request and at the expense of Assignee, such other bills of sale, assignments and instruments or documents as may reasonably be necessary to evidence or conform the assignment and transfer contemplated hereby.

     The transfers made pursuant to this Assignment are made subject to the terms, conditions and limitations set forth in the Purchase Agreement, and Assignor makes no representations or warranties whatsoever except as specifically set forth in Section 6(a) of the Purchase Agreement.

     Dated this 1st day of May, 2000.


                         ASSIGNOR:

                              IMPERIAL BANK
                              A California banking corporation



                              By:  /s/ Diana McDonald
                              Name:
                              Title:         S.V.P.


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                             RECEIPT

     Abacus Ventures, Inc., a Delaware corporation, as Assignee, hereby acknowledges and accepts the assignments made pursuant to the foregoing Assignment of Loan and Loan Documents (Circuit Technology Loan) and acknowledges receipt of the documents described above, all subject to the terms and conditions stated above.

     Dated May 2, 2000.

                         ASSIGNEE:

                              ABACAS VENTURES, INC.
                              A Delaware corporation



                              By:  /s/ Sam Atallah
                              Name:     Sam Atallah
                              Title:    President

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